Exhibit 10.10(b)

Stock Option Agreement

This Stock Option Agreement (this “Agreement”) is made effective as of [●] (the “Grant Date”) by and between 5E Advanced Materials, Inc., a Delaware corporation (the “Company”), and [●] (the “Grantee”), pursuant to the Amended and Restated 5E Advanced Materials, Inc. 2022 Equity Compensation Plan, as in effect and as amended from time to time (the “Plan”). Capitalized terms that are not defined herein shall have the meanings given to such terms in the Plan.

WHEREAS, the Company has adopted the Plan in order to grant Awards from time to time to certain directors, officers, key employees and consultants of the Company and its Affiliates; and

WHEREAS, the Grantee is an Eligible Participant as contemplated by the Plan, and the Compensation Committee (the “Committee”) has reviewed and ratified that it is in the best interests of the Company and its shareholders to make this grant to the Grantee.

NOW, THEREFORE, in consideration of the premises and subject to the terms and conditions set forth herein and in the Plan, the parties hereto agree as follows:

1.
Shares Subject to Option; Exercise Price.
1.1
Shares Subject to Option. The Company shall grant to the Grantee, effective as of the Grant Date, an option to purchase [●] shares of Common Stock (“Shares") from the Company, which shall become exercisable, if at all, as provided below in Section 2.1 (the “Option”).
1.2
Exercise Price. The Option shall have an exercise price of [●] per Share (“Exercise Price”), which is not less than the Fair Market Value per Share on the Grant Date.
1.3
Option Subject to Plan. By signing this Agreement, the Grantee acknowledges that he or she has been provided a copy of the Plan and has had the opportunity to review such Plan and agrees to be bound by all the terms and provisions of the Plan.
1.4
Character of Option. The Option granted hereunder is [not] intended to be an “incentive stock option” within the meaning of Section 422 of the Code. If the Option is designated as an Incentive Stock Option:
(a)
Grantee acknowledges that to the extent the aggregate fair market value of shares (determined as of the time the option with respect to the shares is granted) with respect to which stock options intended to qualify as “incentive stock options” under Section 422 of the Code, including the Option, are exercisable for the first time by Grantee during any calendar year exceeds $100,000 or if for any other reason such stock options do not qualify or cease to qualify for treatment as “incentive stock options” under Section 422 of the Code, such stock options (including the Option) will be treated as non-qualified stock options. Grantee further acknowledges that the rule set forth in the preceding sentence will be applied by taking the Option and other stock options into account in the order in which they were granted, as determined under Section 422(d) of the Code. Grantee also acknowledges that if the Option is exercised more than three months after Grantee’s termination of service, other than by reason of death or Disability, the Option will be taxed as a Non-Qualified Stock Option.
(b)
Grantee will give prompt written notice to the Company of any disposition or other transfer of any Shares acquired under this Agreement if such disposition or other transfer is made (i) within two years from the Grant Date or (ii) within one year after the transfer of such Shares to Grantee. Such notice will specify the date of such disposition or other transfer and the amount realized, in cash, other property, assumption of indebtedness or other consideration, by Grantee in such disposition or other transfer.
2.
Vesting and Exercisability; Expiration.
2.1
Vesting and Exercisability. The Option shall vest as follows: 100% on the third (3rd) anniversary of the Grant Date. Notwithstanding the foregoing, and unless as otherwise set forth above, all or a portion of the Option may also vest and become exercisable under the circumstances described in Section 4 or Section 5.
2.2
Normal Expiration Date. Unless the Option earlier terminates in accordance with Sections 2 or 4, the Option shall terminate on the fourth (4th) anniversary of the Grant Date (the “Normal Expiration Date”). Once a portion of the Option has become exercisable pursuant to this Section 2, such portion of the Option may be exercised, subject to the provisions hereof, at any time and from time to time until the Normal Expiration Date.
3.
Method of Exercise and Payment. All or part of the exercisable portion of the Option may be exercised by the Grantee upon (a) the Grantee’s written notice to the Company’s Chief Executive Officer, Chief Legal Officer or Chief Financial Officer of exercise and the Grantee’s electronic execution through the authorized third-party administrator (the “Exercise Notice”) and (b) the Grantee’s payment of the Exercise Price in full for the Shares with respect to which the Option is exercised (together with applicable withholding taxes) at the time of exercise (i) in cash or cash equivalents, (ii) in unrestricted Shares already owned by the Grantee, valued at the Fair Market Value on the date of exercise, or (iii) by net exercise or broker’s cashless exercise procedure, or any other procedures approved by the Committee from time to time. As soon as practicable after receipt of the Exercise Notice and payment in full of the Exercise Price of any exercisable portion of the Option in accordance with this Section 3, but subject to Section 11 below, the Company shall deliver to the Grantee (or such other person or entity) a certificate, certificates or electronic book-entry notation representing the Shares acquired upon the exercise thereof, registered in the name of the Grantee (or such other person or entity); provided that, if the Company, in its sole discretion, shall determine that, under applicable securities laws, any certificates issued under this Section 3 must bear a legend restricting the transfer of such Shares, such certificates shall bear the appropriate legend.
4.
Termination of Service.
4.1
Any Termination. Except as otherwise set forth in Section 5, in the event that the Grantee’s service terminates for any reason, any portion of the Option held by the Grantee that is not then vested and exercisable shall be automatically forfeited upon such termination of service and neither the Company nor any Affiliate shall have any further obligations to the

Grantee under this Agreement, provided however that the Board shall have the absolute discretion to accelerate the vesting date. Any then-vested portion of the Option must be exercised in accordance with the terms of the Plan by the earlier of 90 days of the Grantee’s termination of service or the expiration date of the Option.
4.2
Termination due to Death. In the event that the Grantee’s service terminates by reason of the Grantee’s death, any then-vested portion of the Option may be exercised by the Grantee’s beneficiary as designated in accordance with Section 7, or if no such beneficiary is named, by the Grantee’s estate, at any time prior to 6 months (180 days) following the Grantee’s termination of service or the Normal Expiration Date of the Option, whichever period is shorter. The Option shall terminate immediately thereafter.
4.3
Termination for Cause. Unless otherwise determined by the Board, in the event that the Grantee’s service terminates for Cause, the entire Option held by the Grantee, whether or not then vested and exercisable, shall terminate and be cancelled immediately upon such termination of service. “Cause” shall have the meaning assigned to such term in any Company or Affiliate employment, severance, or similar agreement or Award agreement with the Grantee or, if no such agreement exists or the agreement does not define “Cause,” Cause means (a) any conduct, action or behavior by a Grantee, whether or not in connection with the Grantee’s employment, including, without limitation, the commission of any felony or a lesser crime involving dishonesty, fraud, misappropriation, theft, wrongful taking of property, embezzlement, bribery, forgery, extortion or other crime of moral turpitude, that has or may reasonably be expected to have a material adverse effect on the reputation or business of the Company, its Subsidiaries and Affiliates or which results in gain or personal enrichment of the Grantee to the detriment of the Company, its Subsidiaries and Affiliates; (b) a governmental authority has prohibited the Grantee from working or being affiliated with the Company, its Subsidiaries and Affiliates or the business conducted thereby; (c) the commission of any act by the Grantee of gross negligence or malfeasance, or any willful violation of law, in each case, in connection with the Grantee’s performance of his or her duties with the Company or a Subsidiary or Affiliate thereof; (d) performance of a Grantee’s duties in an unsatisfactory manner after a written warning and a ten (10) day opportunity to cure; (e) breach of the Grantee’s duty of loyalty to the Company, its Subsidiaries or any of its Affiliates; (f) chronic absenteeism; (g) substance abuse, illegal drug use or habitual insobriety; or (h) violation of obligations of confidentiality to any third party in the course of providing services to the Company, its Subsidiaries and/or Affiliates.
5.
Change in Control.
5.1
Treatment of Option Upon a Change in Control. If the Company is a party to an agreement that results or is reasonably likely to result in a Change in Control, then the Committee may provide for any of the following: (a) the continuation of the Option by the Company, if the Company is the surviving corporation; (b) the assumption of the Option by the surviving corporation or its parent or subsidiary; (c) the substitution by the surviving corporation or its parent or subsidiary of an equivalent award (subject to the requirements of Code Section 409A); (d) settlement of any then-vested portion of the Option (including any portion that vests upon or in connection with the Change in Control) for the Change in Control Price (less the Exercise Price), or (e) termination and cancellation without consideration of (i)

any then-unvested portion of the Option (to the extent the Option or portion thereof does not and is not reasonably expected to become vested upon or in connection with the Change in Control, as determined by the Committee) or (ii) all or any portion of the Option if the Exercise Price equals or exceeds the Change in Control Price. For purposes of this Section 5.1, “Change in Control Price” shall mean (x) the price per Share paid to shareholders of the Company in the Change in Control transaction, or (y) the Fair Market Value of a Share upon a Change in Control, as determined by the Committee. To the extent that the consideration paid in any such Change in Control transaction consists all or in part of securities or other non-cash consideration, the value of such securities or other non-cash consideration shall be determined in good faith by the Committee.
5.2
Qualifying Termination Following a Change in Control. Notwithstanding the foregoing vesting schedule, any language to the contrary in the Plan or the Grantee’s employment or other services agreement with the Company, the Option will not vest solely upon a Change in Control unless such Option is not either (a) assumed by the Company’s successor or (b) converted to an equivalent value award upon substantially the same terms effective immediately following the Change in Control (in accordance with the requirements of Code Section 409A). However, the Grantee will be immediately entitled to exercise the entire Option, whether vested or unvested, if the Grantee experiences a Qualifying Termination. A “Qualifying Termination” occurs if, within twelve (12) months following a Change in Control, the Grantee’s service is terminated by the Company without Cause.
6.
Transferability. The Option granted hereunder may not be sold, transferred, pledged, assigned, encumbered or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. All rights with respect to the Option granted to the Grantee hereunder shall be exercisable during his or her lifetime only by such Grantee. Following the Grantee’s death, all rights with respect to the Option that were exercisable at the time of the Grantee’s death and have not terminated shall be exercised by his or her designated beneficiary or his or her estate.
7.
Beneficiary Designation. The Grantee may from time to time name any beneficiary or beneficiaries (who may be named contingently or successively) by whom any right under the Plan and this Agreement is to be exercised in case of his or her death. Each designation will revoke all prior designations by the Grantee, shall be in a form reasonably prescribed by the Committee, and will be effective only when filed by the Grantee in writing with the Committee during his or her lifetime.
8.
No Rights as Shareholder. Except as otherwise required by law, the Grantee shall not have any rights as a shareholder with respect to any Shares covered by the Option granted hereunder until such time as the Shares issuable upon exercise of such Option have been so issued.
9.
No Right to Continued Service. Neither the Plan nor this Agreement shall confer upon the Grantee any right to be retained in any position, as an Eligible Participant of the Company. Further, nothing in the Plan or this Agreement shall be construed to limit the discretion of the Company to terminate the Grantee’s continuous service at any time, with or without cause.

10.
Adjustments. If any change is made to the outstanding Common Stock or the capital structure of the Company, if required, the Shares subject to the Option shall be adjusted or terminated in any manner as contemplated by Section 14(b) of the Plan.
11.
Tax Liability and Withholding.
11.1
Whenever Shares are to be issued pursuant to the exercise of the Option or any portion of the Option or any cash payment is to be made hereunder, the Grantee shall be required to pay to the Company, and the Company shall have the right to deduct from any compensation paid to the Grantee pursuant to the Plan, the amount of any required withholding taxes sufficient to satisfy federal, state, and local withholding tax requirements, both domestic and foreign, relating to such transaction, and to take all other such action as the Committee deems necessary to satisfy all obligations for the payment of such withholding taxes. The Committee may permit the Grantee to satisfy any federal state or local tax withholding obligation, both domestic and foreign, by any of the following means, or by a combination of such means:
(a)
tendering a cash payment in an amount up to the maximum statutory withholding rate;
(b)
authorizing the Company to withhold Shares from the Shares otherwise issuable or deliverable to the Grantee upon exercise of the Option or any portion of the Option having a Fair Market Value equal to the amount of such required tax withholdings;
(c)
delivering to the Company previously owned and unencumbered Shares; or
(d)
by broker’s cashless exercise procedure (i.e., “sell to cover”), as permitted by applicable law.
11.2
Notwithstanding any action the Company takes with respect to any or all Tax-Related Items, the ultimate liability for all Tax-Related Items is and remains the Grantee’s responsibility and the Company (a) makes no representation or undertakings regarding the treatment of any Tax-Related Items in connection with the grant, vesting or settlement of the Option (or any portion thereof) or the subsequent sale of any Shares; and (b) does not commit to structure the Option to reduce or eliminate the Grantee’s liability for Tax-Related Items.
12.
Non-Compete; Non-Solicitation; Non-Disparagement.
12.1
Non-Compete. During the period of Grantee’s service and, to the extent permissible under applicable law and provided that the Grantee resides in a state other than California and is performing services to an entity engaged in the same or similar business as the Company and its Affiliates (as described further in this Section 12.1(a)) in a state other than California, the Grantee agrees and covenants that for a period of one year following the Grantee's termination of continuous service, the Grantee shall not contribute his or her knowledge, directly or indirectly, in whole or in part, as an employee, officer, owner, manager, advisor, consultant, agent, partner, director, shareholder, volunteer, intern or in any other similar capacity to an entity engaged in the same or similar business as the Company and its Affiliates, including those engaged in the business of boron or lithium mining or production or the manufacture of boron-based specialty products or that are engaged in technology and research development related to boron and boron-derivatives.
12.2
Non-Solicitation. The Grantee agrees and covenants that for one year following the Grantee's termination of continuous service, the Grantee shall not directly or indirectly, solicit, hire, recruit, attempt to hire or recruit, or induce the termination of employment of any employee (other than any employee based in California) of the Company or its Affiliates.
12.3
Non-Disparagement. Subject to Section 12.8, the Grantee shall not make any disparaging external statements or communications about the Company, its Subsidiaries or any of its Affiliates (the “Company Group”) or any of their respective direct or indirect equity holders, directors, managers, officers or employees. Notwithstanding the foregoing, nothing in this Agreement is intended to require the Grantee to make any untruthful statement or to violate any law.
12.4
Other Covenants. For the avoidance of doubt, the restrictive covenants set forth in this Section 12 are in addition to, and not in lieu of, any restrictive covenants to which the Grantee may otherwise be subject, whether under the terms of his or her employment or services agreement or otherwise.
12.5
Severability. The covenants contained in this Section 12 shall be construed as a series of separate covenants, one for each county, city, state or any similar subdivision in any geographic location in which the Company Group is engaged in business, which includes the United States (the “Geographic Area”). Except for geographic coverage, each such separate covenant shall be deemed identical in terms to the covenant contained in the preceding sections. If, in any judicial proceeding, a court refuses to enforce any of such separate covenants (or any part thereof), then such unenforceable covenant (or such part) shall be eliminated from this Agreement to the extent necessary to permit the remaining separate covenants (or portions thereof) to be enforced. In the event that the provisions of this Section 12 are deemed to exceed the time, geographic or scope limitations permitted by applicable law, then such provisions shall be reformed to the maximum time, geographic or scope limitations, as the case may be, permitted by applicable law.
12.6
Acknowledgments. The Grantee acknowledges that the restrictions set forth in Sections 12.1, 12.2 and 12.3 are fair and reasonable in all respects. Without limiting the foregoing, the Grantee makes the following acknowledgments:
(a)
The Grantee will, by virtue of the Grantee’s position with the Company, have and gain a high level of inside knowledge regarding the Company Group and its business, and as a result, will have the ability to harm or threaten its legitimate business interests, including, without limitation, its goodwill, technologies, intellectual property, business plans, processes, methods of operation, customers, customer lists, referral sources, vendors and vendor contracts, financial and marketing information, and other trade secrets.

(b)
The Grantee will provide services or have significant presence or influence on behalf of the Company Group within the entire Geographic Area due to the nature of the Company Group’s business, which is conducted extensively throughout the Geographic Area.
(c)
The type of activities restricted by Sections 12.1 and 12.2 would be in direct competition with the Company Group’s business.
(d)
The Grantee has received sufficient consideration in exchange for the covenants made herein.
12.7
Remedies for Breach.
(a)
The Grantee acknowledges and agrees that in the event of the Grantee’s actual or threatened breach of any of the restrictive covenants contained in this Section 12, the Company will have no adequate remedy at law. The Grantee accordingly agrees that, in the event of any actual or threatened breach by the Grantee of any of said covenants, the Company will be entitled to seek immediate injunctive and other equitable relief, without bond and without the necessity of showing actual monetary damages. Nothing in this Section 12 will be construed as prohibiting the Company from pursuing any other remedies available to it for such breach or threatened breach, including the recovery of any damages that it is able to prove.
(b)
In addition, and not in limitation of the foregoing, in the event of the Grantee’s breach of any of the restrictive covenants set forth in this Section 12, (i) the Option (whether vested or unvested) shall immediately be forfeited, (ii) the Company shall be entitled to recover any Shares previously acquired upon the exercise of the Option, and (iii) if the Grantee has previously sold any of the Shares derived from the Option, the Company shall also have the right to recover from the Grantee the economic value thereof.
12.8
Notwithstanding anything in this Agreement to the contrary, nothing contained in this Agreement shall prohibit either party (or either party’s attorney(s)) from (a) communicating directly with, filing a charge with, reporting possible violations of federal law or regulation to, participating in any investigation by, or cooperating with the U.S. Securities and Exchange Commission, the Financial Industry Regulatory Authority, the Equal Employment Opportunity Commission, the National Labor Relations Board (the “NLRB”), the Occupational Safety and Health Administration, the U.S. Commodity Futures Trading Commission, the U.S. Department of Justice or any other securities regulatory agency, self-regulatory authority or federal, state or local regulatory authority (collectively, “Government Agencies”), or making other disclosures that are protected under the whistleblower provisions of applicable law or regulation, (b) communicating directly with, cooperating with, or providing information (including trade secrets) in confidence to any Government Agencies for the purpose of reporting or investigating a suspected violation of law, or from providing such information to such party’s attorney(s) or in a sealed complaint or other document filed in a lawsuit or other governmental proceeding, and/or (c) receiving an award for information provided to any Government Agency. Further, nothing herein will prevent Grantee from participating in activity permitted by Section 7 of the National Labor Relations Act or from filing an unfair labor practice charge with the NLRB. Pursuant to 18 USC Section 1833(b), Grantee will not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that is made: (x) in confidence to a federal, state, or local government official, either directly or indirectly, or to an attorney, and solely for the purpose of reporting or investigating a suspected violation of law; or (y) in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal. Further, nothing in this Agreement is intended to or shall preclude either party from providing truthful testimony in response to a valid subpoena, court order, regulatory request or other judicial, administrative, or legal process or otherwise as required by law. If Grantee is required to provide testimony, then unless otherwise directed or requested by a Government Agency or law enforcement, Grantee shall notify the Company as soon as reasonably practicable after receiving any such request of the anticipated testimony. Further, nothing in this Agreement prevents Grantee from discussing or disclosing information about unlawful acts in the workplace, such as harassment or discrimination or any other conduct that Grantee has reason to believe is unlawful.
13.
Compliance with Law. The issuance or transfer of Shares pursuant to the Option shall be subject to all applicable laws, rules and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required. No Shares shall be issued upon exercise of any portion of the Option granted hereunder, if such exercise would result in a violation of applicable law, including the U.S. federal securities laws and any applicable state or foreign securities laws.
14.
Notices. Any notice required to be delivered to the Company under this Agreement shall be in writing and addressed to the Secretary of the Company at the Company's principal corporate offices. Any notice required to be delivered to the Grantee under this Agreement shall be in writing and addressed to the Grantee at the Grantee's address as shown in the records of the Company. Either party may designate another address in writing (or by such other method approved by the Company) from time to time.
15.
Governing Law. This Agreement will be construed and interpreted in accordance with the laws of the State of Delaware without regard to conflict of law principles.
16.
Interpretation. Any dispute regarding the interpretation of this Agreement shall be submitted by the Grantee or the Company to the Committee for review. The resolution of such dispute by the Committee shall be final and binding on the Grantee and the Company.
17.
Option Subject to Plan. This Agreement is subject to the Plan as approved by the Company’s shareholders. The terms and provisions of the Plan as it may be amended from time to time are hereby incorporated herein by reference. In the event of a conflict between any term or provision contained herein and a term or provision of the Plan, the applicable terms and provisions of the Plan will govern and prevail.
18.
Successors and Assigns. The Company may assign any of its rights under this Agreement. This Agreement will be binding upon and inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer set forth herein, this Agreement will be binding upon the Grantee and the Grantee's beneficiaries, executors, administrators and the person(s) to whom the Option may be transferred by will or the laws of descent or distribution.
19.
Severability. The invalidity or unenforceability of any provision of the Plan or this Agreement shall not affect the validity or enforceability of any other provision of the Plan or this Agreement, and each provision of the Plan and this Agreement shall be severable and enforceable to the extent permitted by law.
20.
Discretionary Nature of Plan. The Plan is discretionary and may be amended, cancelled or terminated by the Company at any time, in its discretion. The grant of the Option in this Agreement does not create any contractual right or other right to receive any Option or other Awards in the future, including under any future plan that may be adopted by the Company. Future Awards, if any, will be at the sole discretion of the Company. Any amendment, modification, or termination of the Plan shall not constitute a change or impairment of the terms and conditions of the Grantee's employment with the Company.
21.
Amendments. This Agreement and the Option may be amended as provided in the Plan.
22.
Section 409A. This Option is intended to be exempt from the requirements of Code Section 409A and this Agreement shall be interpreted accordingly. Notwithstanding any provision of this Agreement, to the extent that the Committee determines that any portion of the Option granted under this Agreement is subject to Code Section 409A and fails to comply with the requirements of Code Section 409A, notwithstanding anything to the contrary contained in the Plan or in this Agreement, the Committee reserves the right to amend, restructure, terminate or replace such portion of the Option in order to cause such portion of the Option to either not be subject to Code Section 409A or to comply with the applicable provisions of such section.
23.
No Impact on Other Benefits. The value of the Grantee's Option is not part of his or her normal or expected compensation for purposes of calculating any severance, retirement, welfare, insurance or similar employee benefit.
24.
Miscellaneous.
24.1
Waiver. Either party hereto may by written notice to the other (a) extend the time for the performance of any of the obligations or other actions of the other under this Agreement, (b) waive compliance with any of the conditions or covenants of the other contained in this Agreement and (c) waive or modify performance of any of the obligations of the other under this Agreement. Except as provided in the preceding sentence, no action taken pursuant to this Agreement, including, without limitation, any investigation by or on behalf of either party, shall be deemed to constitute a waiver by the party taking such action of compliance with any representations, warranties, covenants or agreements contained herein. The waiver by either party hereto of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any preceding or succeeding breach and no failure by either party to exercise any right or privilege hereunder shall be deemed a waiver of such party’s rights or privileges hereunder or shall be deemed a waiver of such party’s rights to exercise the same at any subsequent time or times hereunder.

24.2
Entire Agreement. This Agreement, together with the Plan, constitutes the entire obligation of the parties with respect to the subject matter of this Agreement and supersedes any prior written or oral expressions of intent or understanding with respect to such subject matter (provided, that this Agreement shall not supersede any written employment agreement or other written agreement between the Company and the Grantee, including, but not limited to, any written restrictive covenant agreements).
24.3
Section and Other Headings. The section and other headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.
24.4
Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument. Counterpart signature pages to this Agreement transmitted by facsimile transmission, by electronic mail in portable document format (.pdf), or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document, will have the same effect as physical delivery of the paper document bearing an original signature.
24.5
Erroneously Awarded Compensation. Notwithstanding any provision in the Plan or in this Agreement to the contrary, this Award shall be subject to any compensation recovery and/or recoupment policy that may be adopted and amended from time to time by the Company to comply with applicable law, including, without limitation, the Dodd-Frank Wall Street Reform and Consumer Protection Act, or to comport with good corporate governance practices.
25.
Acceptance. The Grantee hereby acknowledges receipt of a copy of the Plan and this Agreement. The Grantee has read and understands the terms and provisions thereof, and accepts the Option subject to all of the terms and conditions of the Plan and this Agreement. The Grantee acknowledges that there may be adverse tax consequences upon the exercise of the Option, any portion of the Option or disposition of the Shares pursuant to the Option and that the Grantee has been advised to consult a tax advisor prior to such exercise or disposition.

[signature page follows]

Notwithstanding anything in this Agreement or in the Plan to the contrary, the Committee hereby reserves the right, in its sole discretion, to terminate or cancel this Award if the Grantee fails to accept this Agreement on or prior to 60 days from the Grant Date.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

5E Advanced Materials, Inc.

By: ___________________

Name: [●]

Title: [●]

Grantee

By: ___________________

Name: [●]

Acceptance Date: [●]

[Signature Page to Stock Option Agreement]